Contact: Barbara B. Lucas
                                          Senior Vice President - Public Affairs
                                          (410) 716-2980

                                          Mark M. Rothleitner
                                          Vice President - Investor Relations
                                          and Treasurer
                                          (410) 716-3979


FOR IMMEDIATE RELEASE:     Monday, July 24, 2000

SUBJECT:    Black & Decker  Reports  Record  Earnings Per Share of $.97, up 21%,
            For  Second  Quarter;   Increases  Share  Repurchase  Authorization;
            Declares Quarterly Dividend

TOWSON, MD - The Black & Decker Corporation (NYSE:BDK) today announced net earnings of $83 million and earnings per diluted share of $.97 for the three months ended July 2, 2000, setting new second-quarter records. Earnings per diluted share increased 21% over the same period last year, reflecting improved operating performance, a lower tax rate, and lower average outstanding shares of the Corporation's stock due to a stock repurchase program. For the second quarter of 1999, net earnings were $70.7 million or $.80 per diluted share.

         For the first six months of 2000, net earnings were $143.2 million or $1.66 per diluted share. In the comparable period of 1999, net earnings were $109.9 million or $1.24 per diluted share. Results for the first six months of 2000 included a pre-tax gain, recognized in the first quarter, of $20.1 million ($13.1 million net of tax or $.15 per diluted share) related to the recapitalization of True Temper Sports. Excluding this non-recurring gain, net earnings for the first half of 2000 were $130.1 million or $1.51 per diluted share, representing a 22% increase in earnings per diluted share.

         Sales increased 4% to $1.13 billion for the second quarter of 2000 and rose 5% to $2.16 billion for the first six months of the year. Excluding the effects of foreign currency translation, sales increased 7% for the second quarter and 8% for the first six months of 2000.

                                     (more)

Page Two

         The Corporation also reported that it repurchased an additional 1.65 million shares of its common stock in the second quarter, and that its Board of Directors increased the Corporation's share repurchase authorization by two million shares, bringing the total remaining repurchase authorization to approximately 3.2 million shares.

         In addition, the Corporation announced that its Board of Directors declared a quarterly cash dividend of $.12 per share of the Corporation's outstanding common stock payable September 29, 2000, to stockholders of record at the close of business on September 15, 2000.

         Commenting  on the  results,  Nolan D.  Archibald,  Chairman  and Chief
Executive Officer, said, "We are very pleased with Black & Decker's continued growth in sales and earnings in the second quarter. Power Tools and Accessories once again led the way, with worldwide sales up 8% and operating profit up a solid 22%. North American operations experienced broad-based growth across all business units. Sales of professional tools remained strong. New lawn and garden products, such as blower vacs and string trimmers, and the launch of the global Dustbuster(R) cordless vacuum contributed to growth in the consumer tools unit. In Europe, power tool sales were up slightly, as strong professional tool results were offset by sluggish sales of consumer products. Operating margin for the Power Tools and Accessories Group improved 1.5 percentage points to 12.9%. Operating margins increased in the United States, Latin America and Asia as a result of Six Sigma benefits and expense leverage, while the European margin weakened due to competitive pricing and higher costs.

         "During the quarter, we completed the acquisition of Momentum Laser, Inc. Based in Santa Clara, California, Momentum Laser is a leading supplier of construction lasers sold through home centers, hardware stores, and industrial distributors. The acquisition, which positions our DEWALT business well in a growing niche segment of the professional tool market, provides us with state-of-the-art laser technology and an excellent product line on which to build. Although the acquisition is small, we expect the effect on earnings to be positive in the first full year.

                                     (more)

Page Three

         "Sales in Hardware and Home Improvement were up in the quarter as solid sales growth at Price Pfister helped to compensate for flat sales at Kwikset. This segment's operating margin declined somewhat versus the second quarter last year, despite continued improvement at Price Pfister. This decline, however, was less than in the first quarter, reflecting benefits from higher volumes and positive sales mix from new products.

         "Fastening and Assembly Systems achieved a 5% increase in operating profit on sales growth of 3% in the quarter, and operating margin improved to 17.5%. These results reflect strong sales gains in Asia, as well as solid growth in the North American industrial business.

         "Despite weakness in both the economic environment and currency in Europe and slight slowing in the North American economy, we remain on track to achieve our sales growth target of 4% to 7% (excluding the effects of foreign currency translation) and to exceed our EPS growth target of 15% for the full year. We expect to benefit in the second half of the year from new product launches and strong market positions in key distribution channels, as well as from our Six Sigma and supply chain programs."

         This release includes forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker's operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review Black & Decker's reports filed with the Securities and Exchange Commission, including the Current Report on Form 8-K, filed July 24, 2000.

          Black & Decker is a leading global manufacturer and marketer of power tools, hardware and home improvement products, and technology-based fastening systems.

                                      * * *

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                         Three Months Ended
                                                       ----------------------
                                                         July 2,      July 4,
                                                           2000         1999
                                                       ---------    ---------

SALES                                                  $ 1,126.4    $ 1,084.2
  Cost of goods sold                                       699.7        671.2
  Selling, general, and
    administrative expenses                                284.1        285.9
                                                       ---------    ---------
OPERATING INCOME                                           142.6        127.1
  Interest expense
    (net of interest income)                                25.4         22.5
  Other income (expense)                                     1.4          (.7)
                                                       ---------    ---------
EARNINGS BEFORE INCOME TAXES                               118.6        103.9
  Income taxes                                              35.6         33.2
                                                       ---------    ---------
NET EARNINGS                                           $    83.0    $    70.7
                                                       =========    =========



NET EARNINGS PER COMMON SHARE
  - BASIC                                              $     .98    $     .81
                                                       =========    =========

Shares Used in Computing Basic
  Earnings Per Share (in Millions)                          84.7         87.0
                                                       =========    =========



NET EARNINGS PER COMMON SHARE
  - ASSUMING DILUTION                                  $     .97    $     .80
                                                       =========    =========

Shares Used in Computing Diluted
  Earnings Per Share (in Millions)                          85.3         88.4
                                                       =========    =========

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF EARNINGS (Unaudited)
                 (Dollars in Millions Except Per Share Amounts)


                                                           Six Months Ended
                                                       -----------------------
                                                         July 2,      July 4,
                                                           2000         1999
                                                       ---------    ----------

SALES                                                  $ 2,164.0    $ 2,062.7
  Cost of goods sold                                     1,374.3      1,299.4
  Selling, general, and
    administrative expenses                                555.6        557.8
  Gain on sale of business                                  20.1            -
                                                       ---------    ---------
OPERATING INCOME                                           254.2        205.5
  Interest expense
    (net of interest income)                                49.2         44.7
  Other income                                               1.0           .8
                                                       ---------    ---------
EARNINGS BEFORE INCOME TAXES                               206.0        161.6
  Income taxes                                              62.8         51.7
                                                       ---------    ---------
NET EARNINGS                                           $   143.2    $   109.9
                                                       =========    =========



NET EARNINGS PER COMMON SHARE
  - BASIC                                              $    1.68    $    1.26
                                                       =========    =========

Shares Used in Computing Basic
  Earnings Per Share (in Millions)                          85.4         87.1
                                                       =========    =========



NET EARNINGS PER COMMON SHARE
  - ASSUMING DILUTION                                  $    1.66    $    1.24
                                                       =========    =========

Shares Used in Computing Diluted
  Earnings Per Share (in Millions)                          86.1         88.5
                                                       =========    =========

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Millions of Dollars)


                                                       July 2,
                                                         2000     December 31,
                                                   (Unaudited)           1999
                                                  ------------    ------------

ASSETS
Cash and cash equivalents                         $      127.8    $      147.3
Trade receivables                                        788.8           823.2
Inventories                                              818.1           751.0
Other current assets                                     188.0           189.9
                                                  ------------    ------------
       TOTAL CURRENT ASSETS                            1,922.7         1,911.4
                                                  ------------    ------------

PROPERTY, PLANT, AND EQUIPMENT                           740.0           739.6
GOODWILL                                                 721.2           743.4
OTHER ASSETS                                             612.5           618.3
                                                  ------------    ------------
                                                  $    3,996.4    $    4,012.7
                                                  ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings                             $      337.8    $      183.2
Current maturities of long-term debt                     249.0           213.2
Trade accounts payable                                   382.5           367.3
Other accrued liabilities                                704.1           809.0
                                                  ------------    ------------
       TOTAL CURRENT LIABILITIES                       1,673.4         1,572.7
                                                  ------------    ------------

LONG-TERM DEBT                                           806.9           847.1
DEFERRED INCOME TAXES                                    241.7           243.8
POSTRETIREMENT BENEFITS                                  243.0           246.3
OTHER LONG-TERM LIABILITIES                              299.7           301.7
STOCKHOLDERS' EQUITY                                     731.7           801.1
                                                  ------------    ------------
                                                  $    3,996.4    $    4,012.7
                                                  ============    ============

                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
          SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS (Unaudited)
                              (Millions of Dollars)


                                               Reportable Business Segments
                                    --------------------------------------------------
                                          Power      Hardware     Fastening                 Currency      Corporate,
                                        Tools &        & Home    & Assembly              Translation    Adjustments,
Three Months Ended July 2, 2000     Accessories   Improvement       Systems      Total    Adjustment  & Eliminations   Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers        $  802.8        $215.7        $131.4   $1,149.9       $(23.5)          $    -       $1,126.4
Segment profit (loss) (for
   Consolidated, operating income)        103.5          27.6          23.0      154.1         (1.2)           (10.3)         142.6
Depreciation and amortization              21.7           9.1           4.3       35.1          (.6)             6.6           41.1
Capital expenditures                       24.4           7.8           6.4       38.6          (.5)              .3           38.4

Three Months Ended July 4, 1999
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers        $  742.2        $209.1        $127.3   $1,078.6       $  5.6           $    -       $1,084.2
Segment profit (loss) (for
   Consolidated, operating income)         84.8          28.0          21.8      134.6           .3             (7.8)         127.1
Depreciation and amortization              20.5           8.4           3.8       32.7           .2              6.8           39.7
Capital expenditures                       22.9           9.4           5.5       37.8            -               .1           37.9


Six Months Ended July 2, 2000
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers        $1,508.8        $420.5        $267.7   $2,197.0       $(33.0)          $    -       $2,164.0
Segment profit (loss) (for Consoli-
   dated, operating income before
   gain on sale of business)              158.9          47.2          46.4      252.5         (2.4)           (16.0)         234.1
Depreciation and amortization              43.4          19.1           8.3       70.8          (.7)            13.3           83.4
Capital expenditures                       76.6          15.1          13.4      105.1          (.6)              .5          105.0

Six Months Ended July 4, 1999
------------------------------------------------------------------------------------------------------------------------------------
Sales to unaffiliated customers        $1,367.8        $417.9        $253.3   $2,039.0       $ 23.7           $    -       $2,062.7
Segment profit (loss) (for
   Consolidated, operating income)        123.2          53.0          42.7      218.9          1.9            (15.3)         205.5
Depreciation and amortization              41.2          17.1           7.7       66.0           .6             14.0           80.6
Capital expenditures                       42.2          16.4           8.6       67.2           .5               .2           67.9


       The reconciliation of segment profit to the Corporation's earnings before income taxes for each period, in millions of dollars, is as follows:


                                                  Three Months Ended          Six Months Ended
------------------------------------------------------------------------------------------------
                                                 July 2,      July 4,        July 2,     July 4,
                                                    2000         1999           2000        1999
------------------------------------------------------------------------------------------------
Segment profit for total reportable
    business segments                             $154.1       $134.6         $252.5      $218.9

Items excluded from segment profit:

    Adjustment of budgeted foreign
       exchange rates to actual rates               (1.2)          .3           (2.4)        1.9

    Depreciation of Corporate property
       and amortization of goodwill                 (6.6)        (6.8)         (13.3)      (14.0)

    Adjustment to businesses'
       postretirement benefit expenses
       booked in consolidation                       8.7          8.4           18.2        16.6

    Adjustment to eliminate net interest and
       non-operating expenses from results
       of certain operations in Brazil,
       Mexico, Venezuela, and Turkey                  .1           .6             .2         1.1

    Other adjustments booked in consolidation
       directly related to reportable
       business segments                            (5.7)          .1          (12.7)       (3.6)

Amounts allocated to businesses in arriving
    at segment profit in excess of
    (less than) Corporate center operating
    expenses, eliminations, and other
    amounts identified above                        (6.8)       (10.1)          (8.4)      (15.4)
------------------------------------------------------------------------------------------------
Operating income before gain on sale
    of business                                    142.6        127.1          234.1       205.5

Gain on sale of business                               -            -           20.1           -
------------------------------------------------------------------------------------------------
    Operating Income                               142.6        127.1          254.2       205.5
Interest expense, net of interest income            25.4         22.5           49.2        44.7
Other income (expense)                               1.4          (.7)           1.0          .8
-------------------------------------------------------------------------------------------------
    Earnings before income taxes                  $118.6       $103.9         $206.0      $161.6
=================================================================================================

Basis of Presentation:
     The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and electric lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of the retained portion of the household products business. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). It also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

     The Corporation assesses the performance of its reportable business segments based upon a number of factors, including segment profit. In general, segments follow the same accounting policies as those described in Note 1 of the Corporation's Annual Report on Form 10-K for the year ended December 31, 1999, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment's operating units located outside the United States, except units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is updated to reflect the translation of segment assets and elements of segment profit at the current year's budgeted rates of exchange. The amounts included in the preceding segment table under the captions "Reportable Business Segments," and "Corporate, Adjustments, & Eliminations" are reflected at the Corporation's budgeted rates of exchange for 2000. The amounts included in the preceding segment table under the caption "Currency Translation Adjustments" represent the difference between consolidated amounts determined using the budgeted rates of exchange for 2000 and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.
     Segment profit excludes interest income and expense, non-operating income and expense, goodwill amortization, adjustments to eliminate intercompany profit in inventory, and income tax expense. In addition, segment profit excludes the gain on sale of business. For certain operations located in Brazil, Mexico, Venezuela, and Turkey, segment profit is reduced by net interest expense and non-operating expenses. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses are allocated to each segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of sales by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or nonrecurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the Corporation's various segments in a later period.